UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2025

Marin Software Incorporated

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35838	20-4647180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

149 New Montgomery Street, 4th Floor San Francisco, California		94105
(Address of Principal Executive Offices)		(Zip Code)

(415) 399-2580

Registrant’s Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	MRIN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On April 25, 2025, Marin Software Incorporated, a Delaware corporation (the “Company” or “we,” “us” and “our”) entered into a Series A Preferred Stock Purchase Agreement (the “Subscription Agreement”) with Christopher Lien, a current director and the Chief Executive Officer of the Company, pursuant to which the Company agreed to issue and sell one share of the Company’s Series A Preferred Stock, par value $0.001 per share (the “Preferred Share”), to Mr. Lien for $1.00 in cash. The sale was completed and settled on April 25, 2025. The Subscription Agreement contains customary representations and warranties.

Additional information regarding the rights, preferences, privileges and restrictions applicable to the Preferred Share is set forth under Item 3.02 of this Current Report on Form 8-K and is incorporated herein by reference.

The foregoing summary of the Subscription Agreement does not purport to be complete and is subject to, and qualified in its entirety by, such document, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On April 23, 2025, the Board of Directors (the “Board”) of the Company authorized the issuance of one (1) share of Series A Preferred Stock, par value $0.001 per share to Mr. Lien, for the purchase price of $1.00.

The Company relied upon an exemption from registration in accordance with Section 4(a)(2) of the Securities Act of 1933. The Company was able to rely upon the exemption because this issuance does not constitute a public offering of its shares.

The rights, preferences and privileges of the Preferred Share are set forth in the Certificate of Designation of Series A Preferred Stock of Marin Software Incorporated, dated April 25, 2025 (the “Certificate of Designation”). The Preferred Share is entitled to vote only at a meeting of stockholders (a “Stockholders’ Meeting”) at which (a) a proposal to sell, lease or exchange all or substantially all of the Company’s assets is submitted to a vote of the holders of common stock, par value $0.001 per share (“Common Stock”), of the Company (a “Sale Proposal”); (b) a proposal for the liquidation, dissolution or winding up of the Company(and any related plan of liquidation, dissolution and winding up) (a “Dissolution Proposal”); or (c) any proposal related to or in furtherance of a Sale Proposal or a Dissolution Proposal (as determined in good faith by the Board) (any of the forgoing matters, including a Sale Proposal or a Dissolution Proposal, but excluding a proposal to elect or remove directors, a “Proposal”), is submitted to a vote of the holders of Common Stock, if the number of shares of Common Stock, present in person or by proxy and entitled to vote on a Proposal at the Stockholders’ Meeting that voted “for” such Proposal is greater than the number of shares of Common Stock present in person or by proxy and entitled to vote thereon that voted “against” or “abstain” on such Proposal, then the Preferred Share entitles the holder to cast on each Proposal a number of votes equal to the number of shares of Common Stock outstanding on the record date of the Stockholders’ Meeting.

The Preferred Share shall rank (i) senior to the Common Stock and any other class or series of capital stock established by the Company in the future, the terms of which specifically provide that such series ranks junior to the Series A Preferred Stock as to the distribution of assets upon the Company’s liquidation, dissolution or winding up, (ii) on parity with any class or series of capital stock that the Company may establish in the future the terms of which specifically provide that such class or series ranks on parity with the Series A Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up, and (iii) junior to any other class or series of capital stock established by the Company in the future, the terms which specifically provide that such class or series ranks senior to the Series A Preferred Stock as to the distribution of assets upon the Company’s liquidation, dissolution or winding up.

The holder of the Preferred Share is not entitled to receive dividends. Subject to the prior rights of any other class or series of capital stock of the Company, upon a liquidation, dissolution or winding up of the Company, the holder of the Preferred Share will be entitled to $0.01 (payable out of funds legally available therefor) before any distribution or payment shall be made to the holders of Common Stock.

The holder of the Preferred Share may not transfer such share or any interest in such share to any other person or entity without the prior consent of the Board

This description of the Preferred Share does not purport to be complete and is qualified in its entirety by reference to the text of the Certificate of Designation, a copy of which is filed as Exhibit 4.1 to this report this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The description of the Certificate of Designation set forth under Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events.

On April 22, 2025, Marin Software Incorporated, a Delaware corporation (the “Company”), was notified that the State of Delaware Division of Corporations administratively voided the Company’s restated certificate of incorporation, as amended (the “Certificate”) due to failure to file prior annual reports with Delaware. The Company has filed the required reports with the State of Delaware Division of Corporations (the “Delaware DOC”), which reports have been approved by the Delaware DOC, and on April 23, 2025, the Company filed a Certificate of Revival of Charter for Voided Corporation (the “Filing”). As a result of the Filing, the Certificate remains in full force and effect as if never voided, and the Company is in good standing with the State of Delaware.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description of Document

4.1	Certificate of Designation of Series A Preferred Stock of Marin Software Incorporated, dated April 25, 2025.
10.1	Series A Preferred Stock Purchase Agreement, dated April 25, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Marin Software Incorporated

Date: April 25, 2025	By:	/s/ Robert Bertz
Robert Bertz
Chief Financial Officer